UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 651-3316

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2026, Dr. Gorjan Hrustanovic notified Olema Pharmaceuticals, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), effective October 14, 2026. Dr. Hrustanovic also resigned from the Compensation Committee of the Board (the “Compensation Committee”) and the Science and Technology Committee of the Board (the “Science and Technology Committee”). Dr. Hrustanovic’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Dr. Hrustanovic for his service and contributions to the Company and the Board.

On October 15, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Dr. Prakash Raman to the Compensation Committee and to the Science and Technology Committee, in each case effective October 15, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLEMA PHARMACEUTICALS, INC.

Date:	October 15, 2026	By:	/s/ Sean Bohen, M.D., Ph.D.
Sean Bohen, M.D., Ph.D. President and Chief Executive Officer